UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April    , 2009

Gold Rock Resources, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

000- 52758

 (Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5A-56, No.21 Building, WuYi Garden,
TongZhou District, Beijing,
China, 101100

(Address of Principal Executive Offices) (Zip Code)

86-10- 89529187

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Registrant has issued 32 million restricted common shares to the designated party of Beijing RainEarth Technology Co. Ltd. (“RainEarth Designee”) as additional consideration for entering into the Agreement signed between the Registrant and Beijing RainEarth Technology Co. Ltd. dated March 25, 2009 (“Agreement”), in an offering intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Regulation S promulgated pursuant to the Act. RainEarth Designee will not constitute “U.S. Persons” within the meaning of Regulation S, and the shares may become eligible for sale pursuant to Rule 144 under the Act within one year if certain conditions are met. The consideration received by the Registrant for the issuance of the shares was the agreement of Beijing RainEarth Technology Co. Ltd.  to enter into the Agreement.

Upon the consummation of this transaction, there will be 52,000,000 shares of common stock outstanding. In the opinion of counsel to the Registrant, the 32,000,000 issued pursuant to this transaction will constitute restricted securities as defined in Rule 144 under the Securities Act of 1933, as amended, and may become eligible for sale after six months holding period pursuant to Rule 144, provided that all of the conditions of the rule are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Rock Resources Inc.

Date: April , 2009	By:	/s/ Zhu, YongFu
Zhu, YongFu
President, Principal Executive Officer and a Member of the Board of Directors